                        WFS FINANCIAL 1998-A OWNER TRUST
                           Distribution Date Statement
               for Master Service Report Date of January 31, 1999
                   for Distribution Date of February 20, 1999

COLLECTIONS                                                                                        DOLLARS
Payments received                                                                                    54,770,369.42
       Plus:
             Servicer Advances                                                            977,085.71
             Reimbursement of holds                                                       573,506.97
                                                                                       -------------
                                                                                                      1,550,592.68
       Less:
             Reimbursement Advances
             Funds deposited in Holds Account                                            (826,066.27)
                                                                                         (507,068.00)
                                                                                       -------------
                                                                                                     (1,333,134.27)
                                                                                                     -------------
Total Funds Available for Distribution                                                               54,987,827.83
                                                                                                     =============
DISTRIBUTIONS

       Servicing Fee                                                                    1,197,071.00
       Trustee and Other Fees                                                             159,113.36
       Other Miscellaneous Payments                                                       212,442.91
                                                                                       -------------
                                                                                                      1,568,627.27
       Note Interest Distributable Amount -- Class A-1                             0.00
       Note Interest Distributable Amount -- Class A-2                     1,409,762.40
       Note Interest Distributable Amount -- Class A-3                     2,655,000.00
       Note Interest Distributable Amount -- Class A-4                     1,000,343.75
                                                                         -------------
           Total Note Interest Distributable Amount                       5,065,106.15

       Certificate Interest Distributable Amount                            873,468.75
                                                                         -------------
Total Interest Distribution                                                             5,938,574.90


       Note Principal Distributable Amount -- Class A-1                            0.00
       Note Principal Distributable Amount -- Class A-2 thru A-4          45,425,554.84

       Certificate Principal Distributable Amount                                 0.00
                                                                         -------------
Total Principal Distribution                                                           45,425,554.84
                                                                                       -------------
Total Principal and Interest Distribution                                                            51,364,129.74

       Spread Account Deposit                                                                         2,055,070.82


Total Distributions                                                                                  54,987,827.83
                                                                                                     =============

                        WFS FINANCIAL 1998-A OWNER TRUST
                           Distribution Date Statement
               for Master Service Report Date of January 31, 1999
                   for Distribution Date of February 20, 1999


PORTFOLIO DATA:
                                                                          # of loans
      Beginning Security Balance                                                 38,635                       398,361,404.70

          Less: Scheduled Principal Balance                                           0    (18,559,918.38)
                Full Prepayments                                                 (2,054)   (17,432,894.00)
                Partial Prepayments                                                   0              0.00
                Liquidations                                                       (946)    (9,432,742.46)
                                                                                            -------------
                                                                                                              (45,425,554.84)
                                                                                                           -------------------
      Ending Security Balance                                                    35,635                       352,935,849.86

OTHER RELATED INFORMATION:

Spread Account:

       Beginning Balance                                                                    27,061,297.87
             Deposits                                                                        2,055,070.82
             Reductions                                                                              0.00
                                                                                            -------------
       Ending Balance                                                                                          29,116,368.69

       Beginning  Initial Deposit Repayment                                                 18,375,000.00
             Repayments                                                                              0.00
                                                                                            -------------
       Ending Initial Deposit Repayment                                                                        18,375,000.00

Modified Accounts:
      Principal Balance                                                                             0.00%               0.00
      Scheduled Balance                                                                             0.00%               0.00

Servicer Advances
      Beginning Unreimbursed Advances:                                                       1,068,559.42
      New Advances                                                                             977,085.71
      Advances Reimbursed                                                                     (826,066.27)
                                                                                            -------------
      Ending Unreimbursed Advances:                                                                             1,219,578.86

Holding Account:
      Beginning Balance                                                                        801,229.48
      Funds Deposited                                                                          507,068.00
      Withdrawal to Collection Account                                                        (573,506.97)
                                                                                            -------------
      Ending Balance                                                                                              734,790.51

Net Charge-Off Data:                                                     # of loans
       Charge-Offs                                                                2,227     12,357,363.72
       Recoveries                                                                  (866)    (1,720,074.82)
                                                                                            -------------
       Net Charge-Offs                                                            1,361                        10,637,288.90

Delinquencies (P&I):                                                     # of loans
      30-59 Days                                                           9,257,232.97             1,013
      60-89 Days                                                           3,092,643.41               348
      90-119 Days                                                          1,400,942.86               154
      120-149 Days                                                            16,038.62                 3
      150 days and over                                                            0.00                 0



Repossessions                                                                       102        627,119.07

Contracts Repurchased (pursuant to Sect. 3.02, 4.07, or 9.01 of the
Sale and Servicing Agreement)                                                         0                                 0.00

Charge-Off Percentage                                                                                                  5.75%
Delinquency Percentage                                                                                                 1.43%

WAC                                                                                                                 15.1508%
WAM                                                                                                                   47.222